Exhibit 99.1
February 25, 2015
BroadSoft Reports Fourth Quarter and Full Year 2014 Financial Results
GAITHERSBURG , MD, February 25, 2015 - BroadSoft, Inc. (NASDAQ:BSFT), the leading global provider of Internet protocol-based, or IP-based, communications services to the telecommunications industry, today announced financial results for the fourth quarter and twelve-month period ended December 31, 2014.
Financial Highlights for the Fourth Quarter of 2014

•	Total revenue increased 27% year-over-year to $65.8 million

•	GAAP gross profit equaled 78% of total revenue; non-GAAP gross profit equaled 81% of total revenue

•	GAAP income from operations totaled $12.8 million or 19% of revenue; non-GAAP income from operations totaled $19.8 million or 30% of revenue

•	GAAP diluted earnings per share equaled $0.30 per common share; non-GAAP diluted earnings per share equaled $0.64 per common share
Results for the three months ended December 31, 2014
Total revenue rose to $65.8 million in the fourth quarter of 2014, an increase of 27% compared to $52.0 million in the fourth quarter of 2013.
Net income for the fourth quarter of 2014 was $9.1 million, or $0.30 per diluted common share, compared to net income of $0.5 million, or $0.02 per diluted common share in the fourth quarter of 2013.
On a non-GAAP basis, net income in the fourth quarter of 2014 was $19.1 million, or $0.64 per diluted common share, compared to non-GAAP net income of $13.2 million, or $0.45 per diluted common share, in the fourth quarter of 2013. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.
Results for the twelve months ended December 31, 2014
For the full year, total revenue was $216.9 million, an increase of 21% compared to $178.5 million in 2013.
Net income for the full year of 2014 was $1.0 million, or $0.03 per diluted common share, compared to net loss of $(8.9) million, or $(0.32) per diluted common share, in 2013.
On a non-GAAP basis, net income for the full year of 2014 was $40.1 million or $1.34 per diluted common share, compared to non-GAAP net income of $35.9 million, or $1.24 per diluted common share, in 2013. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.
Management Commentary
“I am very pleased with our fourth quarter and full year 2014 results, and the achievement of our 2014 strategic objectives, particularly the level of growth in our BroadCloud business,” said Michael Tessler, president and chief executive officer, BroadSoft. “Our positive results were largely driven by increased demand for our hosted Unified Communications offerings.  Our goal during 2015 is to capitalize on this increasing market demand to further enhance our leading market position.”

“Our fourth quarter capped a year of strong revenue, billings and cash flow growth that were attributable primarily to strength in our hosted Unified Communications businesses,” said Jim Tholen, chief financial officer, BroadSoft. “We expect 2015 to be another strong year for revenue and billings growth, aided in part by several significant new projects at tier-1 service providers.  We are investing to support those projects and others that we believe will be important to our success not just this year, but also in 2016 and beyond.”
Guidance
For the first quarter of 2015, BroadSoft anticipates revenue of $52 to $56 million. The Company also expects to achieve earnings on a non-GAAP basis of $0.13 to $0.21 per diluted common share.  For the full year 2015, BroadSoft expects revenue of $260 to $268 million. The Company anticipates full year 2015 earnings on a non-GAAP basis of $1.40 to $1.64 per diluted common share.

Conference Call
BroadSoft will discuss its fourth quarter and full year 2014 results and its business outlook today via teleconference at 8:30 a.m. Eastern Time. To participate in the teleconference, callers can dial the toll free number 1-877-312-5517 (U.S. callers only) or 1-760-666-3772 (from outside the U.S.). The conference call can also be heard live via audio webcast at http://investors.broadsoft.com/events.cfm . To help ensure the conference begins on time, please dial in or connect via the web five minutes prior to the scheduled start time.
For those unable to participate in the live call, a recording will be available shortly after the conclusion of the call at http://investors.broadsoft.com/events.cfm and will remain available until immediately prior to our next earnings call.
BroadSoft has provided in this release, and will provide on this morning’s teleconference, financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. BroadSoft uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating BroadSoft’s ongoing operational performance. BroadSoft’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash expenses, and may include additional adjustments for items that are infrequent in nature. BroadSoft believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in BroadSoft’s industry, many of which present similar non-GAAP financial measures to investors. A reconciliation of the non-GAAP financial measures included in this release and to be discussed on this morning’s teleconference to the most directly comparable GAAP financial measures is set forth below.
Non-GAAP financial measures:
Non-GAAP net income and net income per share. BroadSoft defines non-GAAP net income as net income plus stock-based compensation expense, amortization expense for acquired intangible assets, non-cash interest expense on the Company’s convertible notes, and non-cash tax expense included in the GAAP tax provision. BroadSoft defines non-GAAP income per share as non-GAAP net income divided by the weighted average shares outstanding. BroadSoft considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of certain non-cash expenses so management and investors can compare BroadSoft’s core business operating results over multiple periods.
Non-GAAP gross profit, license gross profit, subscription and maintenance support gross profit, and professional services and other gross profit. BroadSoft defines non-GAAP gross profit as gross profit plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP gross profit to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and its investors can compare BroadSoft’s sales margins over multiple periods. Where BroadSoft provides further breakdown of non-GAAP gross profit between license, subscription and maintenance support and professional services and other, the Company adds back the stock-based compensation expense and amortization expense, as applicable, to the related gross profit.
Non-GAAP cost of revenue, license cost of revenue, subscription and maintenance support cost of revenue, and professional services and other cost of revenue. BroadSoft defines non-GAAP cost of revenue as cost of revenue less stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP cost of revenue to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and its investors can compare BroadSoft’s cost of revenue over multiple periods. Where BroadSoft provides further breakdown of non-GAAP cost of revenue between license, subscription and maintenance support and professional services and other, the Company subtracts the stock-based compensation expense and amortization expense, as applicable, to the related cost of revenue.
Non-GAAP income from operations. BroadSoft defines non-GAAP income from operations as income from operations plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP income from operations to be a useful metric for management and investors because it excludes the effect of certain non-cash expenses so management and investors can compare BroadSoft’s core business operating results over multiple periods. Where BroadSoft provides further breakdown of non-GAAP operating expenses for sales and marketing, research and development and general and administrative, the Company deducts stock-based compensation expense included in the applicable expense item.
Non-GAAP operating expenses, sales and marketing expense, research and development expense and general and administrative expense. BroadSoft defines non-GAAP operating expenses as operating expense plus stock-based compensation expense allocated to sales and marketing, research and development and general and administrative expenses. Similarly, BroadSoft defines non-GAAP sales and marketing, research and development and general and administrative expenses as the relevant GAAP measure plus stock-based compensation expense allocated to the particular expense item.
Billings. BroadSoft defines billings as revenue plus the net change in our deferred revenue balance for a particular period. BroadSoft believes that billings is a key measure of our business activity.
With respect to our expectations under “Guidance” above, and regarding certain of the projections discussed on this morning’s teleconference, reconciliation of both non-GAAP earnings per share guidance, and of projections regarding non-GAAP cost of sales and non-GAAP operating expenses in the first quarter and full year of 2015, to the closest corresponding GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of non-cash income taxes, which are extremely difficult to project as a result of our tax status in a number of foreign jurisdictions, and stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
The presentation of non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP income from operations, billings and other non-GAAP financial measures in this release and on this morning’s teleconference is not meant to be a substitute for “net income,” “net income per share,” “gross margin,” “income from operations” or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. BroadSoft’s definition of “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations,” “billings” and other non-GAAP financial measures may differ from similarly titled non-GAAP measures used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, management may make other adjustments for expenses and gains it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations,” “billings” and such other non-GAAP measures by excluding these expenses and gains.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “enable,” “expect,” “will,” “believe,” “continue” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s future financial performance set forth under the heading “Guidance.” The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s dependence on the success of BroadWorks ® and on its service provider customers to sell services using its applications; the Company’s dependence in large part on service providers’ continued deployment of, and investment in, their IP-based networks; claims that the Company infringes the intellectual property rights of others; the Company’s ability to integrate and achieve the expected benefits from its recent acquisitions; and the Company’s ability to expand its product offerings, as well as those factors contained in the “Risk Factors” sections of the Company’s Form 10-K for the year ended December 31, 2014 filed with the SEC on February 25, 2015, and in the Company’s other filings with the SEC. All information in this release is as of February 25, 2015. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in the Company’s expectations.
About BroadSoft
BroadSoft is the leading provider of software and services that enable mobile, fixed-line and cable service providers to offer Unified Communications over their Internet Protocol networks. The Company’s core communications platform enables the delivery of a range of enterprise and consumer calling, messaging and collaboration communication services, including private branch exchanges, video calling, text messaging and converged mobile and fixed-line services.
Financial Statements
The financial statements set forth below are not the complete set of the Company’s financial statements for the quarter and the year and are presented below without footnotes. Readers are encouraged to obtain and carefully review BroadSoft’s Annual Report on Form 10-K for the year ended December 31, 2014, including all financial statements contained therein and the footnotes thereto, as filed with the SEC on February 25, 2015. Once filed with the SEC, the Form 10-K may be retrieved from the SEC’s website at www.sec.gov or from BroadSoft’s website at www.broadsoft.com.

Contact Information
For further information contact:
Investor Relations:
John Kiang, CFA
+1-240-720-0625
jkiang@broadsoft.com

Media Contacts:
Caroline Higgins, Hotwire PR London, for BroadSoft UK
+44 (0) 20 7608 4643
caroline.higgins@hotwirepr.com

Brian Lustig, Bluetext PR for BroadSoft US
+1 301.775.6203
brian@bluetext.com

BSFT-F

BroadSoft, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2014	December 31, 2013
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$101,543	$69,866
Short-term investments	68,923	93,664
Accounts receivable, net of allowance for doubtful accounts of $286 and $128 at December 31, 2014 and December 31, 2013, respectively	81,794	66,595
Deferred tax assets, current	14,302	4,559
Other current assets	12,678	12,597
Total current assets	279,240	247,281
Long-term assets:
Property and equipment, net	14,363	10,110
Long-term investments	52,030	23,340
Restricted cash	17	581
Intangible assets, net	15,568	20,390
Goodwill	65,303	65,192
Deferred tax assets	10,495	16,482
Other long-term assets	8,279	8,121
Total long-term assets	166,055	144,216
Total assets	$445,295	$391,497
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued expenses	$21,222	$14,957
Deferred revenue, current portion	87,423	71,258
Total current liabilities	108,645	86,215
Convertible senior notes	97,049	91,549
Deferred revenue	14,033	6,404
Deferred tax liabilities	1,289	3,506
Other long-term liabilities	4,030	3,312
Total liabilities	225,046	190,986
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 5,000,000 shares authorized at December 31, 2014 and December 31, 2013; no shares issued and outstanding at December 31, 2014 and December 31, 2013	—	—
Common stock, par value $0.01 per share; 100,000,000 shares authorized at December 31, 2014 and December 31, 2013; 28,943,336 and 28,305,143 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	290	283
Additional paid-in capital	279,642	254,736
Accumulated other comprehensive loss	(7,712)	(1,525)
Accumulated deficit	(51,971)	(52,983)
Total stockholders’ equity	220,249	200,511
Total liabilities and stockholders’ equity	$445,295	$391,497

BroadSoft, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenue:
License software	$34,841	$27,349	$103,311	$94,408
Subscription and maintenance support	25,192	20,172	92,492	69,357
Professional services and other	5,793	4,438	21,054	14,728
Total revenue	65,826	51,959	216,857	178,493
Cost of revenue:
License software	2,528	2,405	9,667	9,241
Subscription and maintenance support	8,896	6,353	33,232	21,368
Professional services and other	3,360	2,550	14,814	10,771
Total cost of revenue	14,784	11,308	57,713	41,380
Gross profit	51,042	40,651	159,144	137,113
Operating expenses:
Sales and marketing	18,481	17,792	69,681	62,174
Research and development	12,309	12,535	49,515	49,696
General and administrative	7,496	8,675	32,729	32,728
Total operating expenses	38,286	39,002	151,925	144,598
Income (loss) from operations	12,756	1,649	7,219	(7,485)
Other expense:
Interest expense, net	1,797	1,757	7,177	6,946
Other, net	562	(71)	1,300	(148)
Total other expense, net	2,359	1,686	8,477	6,798
Income (loss) before income taxes	10,397	(37)	(1,258)	(14,283)
Provision for (benefit from) income taxes	1,306	(549)	(2,270)	(5,409)
Net income (loss)	$9,091	$512	$1,012	$(8,874)
Net income (loss) per common share:
Basic	$0.32	$0.02	$0.04	$(0.32)
Diluted	$0.30	$0.02	$0.03	$(0.32)
Weighted average common shares outstanding:
Basic	28,853	28,272	28,654	28,116
Diluted	29,948	29,500	29,917	28,116
Stock-based compensation expense included above:
Cost of revenue	$1,120	$1,305	$3,881	$4,861
Sales and marketing	1,923	3,932	10,066	14,336
Research and development	2,036	3,367	9,554	13,225
General and administrative	680	2,358	6,127	9,262

BroadSoft, Inc.
SUMMARY OF CONSOLIDATED CASH FLOW ACTIVITY
(in thousands)

	Year ended December 31,
	2014	2013	2012
	(Unaudited)
Cash provided by (used in):
Operating activities	$54,759	$31,934	$30,019
Investing activities	(17,558)	(57,406)	(34,153)
Financing activities	(4,135)	4,831	458

BroadSoft, Inc.
BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2014	2013	2014	2013	2012
	(in thousands)		(in thousands)
Beginning of period deferred revenue balance	$82,848	$57,686	$77,662	$61,149	$57,136
End of period deferred revenue balance	101,456	77,662	101,456	77,662	61,149
Increase in deferred revenue	18,608	19,976	23,794	16,513	4,013
Revenue	65,826	51,959	216,857	178,493	164,842
Revenue plus net change in deferred revenue	84,434	71,935	240,651	195,006	168,855

BroadSoft, Inc.
LICENSE SOFTWARE BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2014	2013	2014	2013	2012
	(in thousands)		(in thousands)
Beginning of period deferred license software revenue balance	$24,179	$14,515	$20,149	$18,375	$20,608
End of period deferred license software revenue balance	26,495	20,149	26,495	20,149	18,375
Increase (decrease) in deferred license software revenue	2,316	5,634	6,346	1,774	(2,233)
License software revenue	34,841	27,349	103,311	94,408	89,750
License software revenue plus net change in deferred license software revenue	$37,157	$32,983	$109,657	$96,182	$87,517

BroadSoft, Inc.
SUBSCRIPTION AND MAINTENANCE SUPPORT BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2014	2013	2014	2013	2012
	(in thousands)		(in thousands)
Beginning of period deferred subscription and maintenance support revenue balance	$42,978	$33,579	$46,975	$35,701	$29,295
End of period deferred subscription and maintenance support revenue balance	52,764	46,975	52,764	46,975	35,701
Increase in deferred subscription and maintenance support revenue	9,786	13,396	5,789	11,274	6,406
Subscription and maintenance support revenue	25,192	20,172	92,492	69,357	58,249
Subscription and maintenance support revenue plus net change in deferred subscription and maintenance support revenue	34,978	33,568	98,281	80,631	64,655

BroadSoft, Inc.
PROFESSIONAL SERVICES AND OTHER BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2014	2013	2014	2013	2012
	(in thousands)		(in thousands)
Beginning of period deferred professional services and other revenue balance	$15,691	$9,592	$10,538	$7,073	$7,233
End of period deferred professional services and other revenue balance	22,197	10,538	22,197	10,538	7,073
Increase (decrease) in deferred professional services and other revenue	6,506	946	11,659	3,465	(160)
Professional services and other revenue	5,793	4,438	21,054	14,728	16,843
Professional services and other revenue plus net change in deferred professional services and other revenue	$12,299	$5,384	$32,713	$18,193	$16,683

BroadSoft, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2014	2013	2014	2014	2013
	(in thousands)
Non-GAAP cost of revenue:
GAAP license cost of revenue	$2,528	$2,405	$2,488	$9,667	$9,241
(percent of related revenue)	7%	9%	10%	9%	10%
Less:
Stock-based compensation expense	121	266	114	649	1,098
Amortization of acquired intangible assets	196	228	223	871	856
Non-GAAP license cost of revenue	$2,211	$1,911	$2,151	$8,147	$7,287
(percent of related revenue)	6%	7%	8%	8%	8%

GAAP subscription and maintenance support cost of revenue	$8,896	$6,353	$8,284	$33,232	$21,368
(percent of related revenue)	35%	31%	34%	36%	31%
Less:
Stock-based compensation expense	856	748	469	2,535	2,663
Amortization of acquired intangible assets	1,040	1,006	1,132	4,520	3,023
Non-GAAP subscription and maintenance support cost of revenue	$7,000	$4,599	$6,683	$26,177	$15,682
(percent of related revenue)	28%	23%	28%	28%	23%

GAAP professional services and other cost of revenue	$3,360	$2,550	$4,239	$14,814	$10,771
(percent of related revenue)	58%	57%	90%	70%	73%
Less:
Stock-based compensation expense	143	291	136	697	1,100
Non-GAAP professional services and other cost of revenue	$3,217	$2,259	$4,103	$14,117	$9,671
(percent of related revenue)	56%	51%	87%	67%	66%

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2014	2013	2014	2014	2013
	(in thousands)
Non-GAAP gross profit:
GAAP gross profit	$51,042	$40,651	$39,618	$159,144	$137,113
(percent of total revenue)	78%	78%	73%	73%	77%
Plus:
Stock-based compensation expense	1,120	1,305	719	3,881	4,861
Amortization of acquired intangible assets	1,236	1,234	1,355	5,391	3,879
Non-GAAP gross profit	$53,398	$43,190	$41,692	$168,416	$145,853
(percent of total revenue)	81%	83%	76%	78%	82%

GAAP license gross profit	$32,313	$24,944	$23,191	$93,644	$85,167
(percent of related revenue)	93%	91%	90%	91%	90%
Plus:
Stock-based compensation expense	121	266	114	649	1,098
Amortization of acquired intangible assets	196	228	223	871	856
Non-GAAP license gross profit	$32,630	$25,438	$23,528	$95,164	$87,121
(percent of related revenue)	94%	93%	92%	92%	92%

GAAP subscription and maintenance support gross profit	$16,296	$13,819	$15,932	$59,260	$47,989
(percent of related revenue)	65%	69%	66%	64%	69%
Plus:
Stock-based compensation expense	856	748	469	2,535	2,663
Amortization of acquired intangible assets	1,040	1,006	1,132	4,520	3,023
Non-GAAP subscription and maintenance support gross profit	$18,192	$15,573	$17,533	$66,315	$53,675
(percent of related revenue)	72%	77%	72%	72%	77%

GAAP professional services and other gross profit	$2,433	$1,888	$495	$6,240	$3,957
(percent of related revenue)	42%	43%	10%	30%	27%
Plus:
Stock-based compensation expense	143	291	136	697	1,100
Non-GAAP professional services and other gross profit	$2,576	$2,179	$631	$6,937	$5,057
(percent of related revenue)	44%	49%	13%	33%	34%

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2014	2013	2014	2014	2013
	(in thousands)
Non-GAAP income from operations:
GAAP income from operations	$12,756	$1,649	$3,215	$7,219	$(7,485)
(percent of total revenue)	19%	3%	6%	3%	(4)%
Plus:
Stock-based compensation expense	5,759	10,962	6,105	29,628	41,684
Amortization of acquired intangible assets	1,236	1,234	1,355	5,391	3,879
Non-GAAP income from operations	$19,751	$13,845	$10,675	$42,238	$38,078
(percent of total revenue)	30%	27%	20%	19%	21%

GAAP operating expense	$38,286	$39,002	$36,403	$151,925	$144,598
(percent of total revenue)	58%	75%	67%	70%	81%
Less:
Stock-based compensation expense	4,639	9,657	5,386	25,747	36,823
Non-GAAP operating expense	$33,647	$29,345	$31,017	$126,178	$107,775
(percent of total revenue)	51%	56%	57%	58%	60%

GAAP sales and marketing expense	$18,481	$17,792	$16,198	$69,681	$62,174
(percent of total revenue)	28%	34%	30%	32%	35%
Less:
Stock-based compensation expense	1,923	3,932	2,164	10,066	14,336
Non-GAAP sales and marketing expense	$16,558	$13,860	$14,034	$59,615	$47,838
(percent of total revenue)	25%	27%	26%	27%	27%

GAAP research and development expense	$12,309	$12,535	$11,654	$49,515	$49,696
(percent of total revenue)	19%	24%	21%	23%	28%
Less:
Stock-based compensation expense	2,036	3,367	2,008	9,554	13,225
Non-GAAP research and development expense	$10,273	$9,168	$9,646	$39,961	$36,471
(percent of total revenue)	16%	18%	18%	18%	20%

GAAP general and administrative expense	$7,496	$8,675	$8,551	$32,729	$32,728
(percent of total revenue)	11%	17%	16%	15%	18%
Less:
Stock-based compensation expense	680	2,358	1,214	6,127	9,262
Non-GAAP general and administrative expense	$6,816	$6,317	$7,337	$26,602	$23,466
(percent of total revenue)	10%	12%	13%	12%	13%

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2014	2013	2014	2014	2013
	(in thousands, except per share data)
Non-GAAP net income and income per share:
GAAP net income (loss)	$9,091	$512	$(2,292)	$1,012	$(8,874)
(percent of total revenue)	14%	1%	(4)%	*	(5)%
Adjusted for:
Stock-based compensation expense	5,759	10,962	6,105	29,628	41,684
Amortization of acquired intangible assets	1,236	1,234	1,355	5,391	3,879
Non-cash interest expense on our notes	1,521	1,416	1,485	5,906	5,504
Foreign currency transaction losses (gains)	562	(71)	907	1,300	(148)
Non-cash tax provision (benefit)	917	(819)	2,581	(3,089)	(6,142)
Non-GAAP net income	$19,086	$13,234	$10,141	$40,148	$35,903
(percent of total revenue)	29%	25%	19%	19%	20%

GAAP net income (loss) per basic common share	$0.32	$0.02	$(0.08)	$0.04	$(0.32)
Adjusted for:
Stock-based compensation expense	0.20	0.39	0.21	1.03	1.48
Amortization of acquired intangible assets	0.04	0.04	0.05	0.19	0.14
Non-cash interest expense on our notes	0.05	0.05	0.05	0.21	0.20
Foreign currency transaction losses (gains)	0.02	—	0.03	0.05	(0.01)
Non-cash tax provision (benefit)	0.03	(0.03)	0.09	(0.11)	(0.22)
Non-GAAP net income per basic common share	$0.66	$0.47	$0.35	$1.40	$1.28

GAAP net income (loss) per diluted common share	$0.30	$0.02	$(0.08)	$0.03	$(0.32)
Adjusted for:
Stock-based compensation expense	0.19	0.37	0.20	0.99	1.44
Amortization of acquired intangible assets	0.04	0.04	0.05	0.18	0.14
Non-cash interest expense on our notes	0.05	0.05	0.05	0.20	0.19
Foreign currency transaction losses (gains)	0.02	—	0.03	0.04	(0.01)
Non-cash tax provision (benefit)	0.03	(0.03)	0.09	(0.10)	(0.21)
Non-GAAP net income per diluted common share ^	$0.64	$0.45	$0.34	$1.34	$1.24

* Less than 1%

^ For the full year ended December 31, 2013 and the three months ended September 30, 2014, the non-GAAP net income per diluted common share calculation included the dilutive effect of stock-based awards on the weighted average diluted common shares outstanding (such stock-based awards were not reflected in the corresponding GAAP diluted share calculations, as their effect would have been anti-dilutive as a result of the net losses for this periods). Total diluted weighted average common shares outstanding used for calculating non-GAAP net income per diluted common share were 29,060 thousand for the year ended December 31, 2013 and were     29,852 thousand for the three months ended September 30, 2014.